UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 14, 2008 (April 14, 2008)

Cardtronics Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-113470 (Commission File Number)	76-0681190 (IRS Employer Identification No.)

3110 Hayes Road, Suite 300, Houston, Texas (Address of principal executive offices)	77082 (Zip Code)
Registrant’s telephone number, including area code:   (281) 596-9988

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Cardtronics, Inc. (the “Company”) has scheduled its 2008 Annual Meeting of Stockholders (“Annual Meeting”) to be held on June 11, 2008 at 4:00 p.m. CST at the Marriott Westchase Hotel, 2900 Briarpark Drive, Houston, Texas 77042. The Company’s Board of Directors has set April 18, 2008 as the record date to determine the stockholders entitled to receive notice of, and vote at, the Annual Meeting.
Any stockholder interested in submitting a proposal for inclusion in the Company’s proxy materials must submit the proposal in writing to the attention of the Company’s Secretary and General Counsel at Cardtronics, Inc., 3110 Hayes Road, Suite 300, Houston, Texas 77082, and such proposal must be received no later than April 25, 2008. Any stockholder proposal must be submitted in accordance with the Company’s Bylaws and must be related to matters appropriate for stockholder action and be consistent with the rules and regulations of the Securities and Exchange Commission (including Rule 14a-8 of the Securities Exchange Act of 1934) relating to stockholders’ proposals in order to be considered for inclusion in the Company’s proxy materials for the Annual Meeting. Submitting a stockholder proposal does not guarantee that such stockholder proposal will be included in the Company’s proxy materials.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics Inc. (Registrant)

April 14, 2008 (Date)	/s/ J. CHRIS BREWSTER J. Chris Brewster
Chief Financial Officer